PROSPECTUS SUPPLEMENT                                        File No. 333-44173
----------------------                                       Rule 424(b)(3)
(To Prospectus and Prospectus
Supplement dated May 6, 1999)
Prospectus number:     1965


                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:            $175,000,000


CUSIP Number:                59018S6R0


Interest Rate:               7.52000%


Original Issue Date:         May 9, 2000


Stated Maturity Date:        May 3, 2002


Interest Payment Dates:      Each May 3rd and November 3rd, commencing on
                             November 3, 2000, subject to Modified Following
                             Business Day Convention.

Repayment at the Option
of the Holder:               The Notes cannot be repaid prior to the Stated
                             Maturity Date.

Redemption at the Option
of the Company:              The Notes cannot be redeemed prior to the Stated
                             Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                     The Chase Manhattan Bank


Dated:                       May 4, 2000